EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
RRsat Global Communications Network Ltd.

We consent to the use of our report dated March 10, 2013, with respect to the consolidated balance sheets of RRsat Global Communications Network Ltd. and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, included in RRsat Global Communications Network Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2012, filed with the Securities and Exchange Commission on March 11, 2013, incorporated herein by reference in the Registration Statement on Form S-8 of RRsat Global Communications Network Ltd.

/s/ Somekh Chaikin
Somekh Chaikin

Certified Public Accountants (Israel)

Member Firm of KPMG International

Tel-Aviv, Israel
September 12, 2013